EXHIBIT 3.A



C&S 515 (Rev. 5/95)                        9788#7993  0612  DRG&FI  $3012.50
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    MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
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Date Received                                (FOR BUREAU USE ONLY)
         JUN 11 1997
-------------------------------                       FILED
   ADJUSTED PURSUANT TO
  TELEPHONE AUTHORIZATION                          JUN 11 1997
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Name
     Verne C. Hampton II                          Administrator
------------------------------- MI DEPARTMENT OF CONSUMER & INDUSTRY SERVICES
Address                                    CORPORATION, SECURITIES &
                                            LAND DEVELOPMENT BUREAU
500 Woodward Avenue, Suite 4000                  EFFECTIVE DATE:
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City      State     Zip Code

Detroit     MI       48226
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Document will be returned to the name and address you enter above




          CERTIFICATE OF AMENDMENT TO THE ARTICLES OF INCORPORATION
            For use by Domestic Profit and Nonprofit Corporations
         (Please read information and instructions on the last page)


       Pursuant to the provisions of Act 284, Public Acts of 1972 (profit corporations), or Act 162, Public Acts of 1982 (nonprofit corporations), the undersigned corporation executes the following Certificate:


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1. The Present name of the corporation is          Dearborn Bancorp, Inc

2. The identification number assigned by the Bureau is:    501-297

3. The location of the registered office is:

   22290 Michigan Avenue, Dearborn
   P.O. Box 2247, Michigan  48123-2247
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4. Article III 1. of the Articles of Incorporation is hereby amended to read
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   as  follows:



                            The total authorized shares:
                                 1. Common Shares:     3,000,000
                                    Preferred Shares:  None

5. COMPLETE SECTION (a) IF THE AMENDMENT WAS ADOPTED BY THE UNANIMOUS CONSENT OF THE INCORPORATOR(S) BEFORE THE FIRST MEETING OF THE BOARD OF DIRECTORS OR TRUSTEES; OTHERWISE, COMPLETE SECTION (b). DO NOT COMPLETE BOTH.


a. / / The foregoing amendment to the Articles of Incorporation was duly adopted on the __________________day of ___________________,
         19_____, in accordance with the provisions of the Act by the unanimous consent of the incorporator(s) before the first meeting of the Board of Directors or Trustees.

               Signed this __________________day of______________, 19______.


_____________________________________    ___________________________________
              (Signature)                          (Signature)


_____________________________________    ___________________________________
              (Type or Print Name)                (Type or Print Name)


_____________________________________    ___________________________________
              (Signature)                          (Signature)


_____________________________________    ___________________________________
              (Type or Print Name)                (Type or Print Name)




b. /X/ The foregoing amendment to the Articles of Incorporation was duly adopted on the 20th day of May, 1997. The amendment:
                      ----        ---    --
       (check one of the following)



         /X/ was duly adopted in accordance with Section 611(2) of the Act by the vote of the shareholders if a profit corporation, or by the vote of the shareholders or members if a nonprofit corporation, or by the vote of the directors if a nonprofit corporation organized on a nonstock directorship basis. The necessary votes were cast in favor of the amendment.


         / / was duly adopted by the written consent of all directors pursuant to Section 525 of the Act and the corporation is a nonprofit corporation organized on a nonstock directorship basis.


         / / was duly adopted by the written consent of the shareholders or members having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act if a nonprofit corporation, or Section 407(1) of the Act if a profit corporation. Written notice to shareholders who have not consent in writing has been given. (Note: Written consent by less than all of the shareholders or members is permitted only if such provision appears in the Articles of Incorporation.)


         / / was duly adopted by the written consent of all the shareholders or members entitled to vote in accordance with section 407(3) of the Act if a nonprofit corporation, or Section 407(2) of the Act if a profit corporation.


                                Signed this 20th day of  May   , 1997
                                           -----        ------     --

                            By /s/ Michael J. Ross
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                              (Only Signature of President, Vice-President,
                               Chairperson, or Vice-Chairperson)



                           Michael J. Ross                    Vice-President
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                          (Type or Print Name)          (Type or Print Title)